8-K CINCINNATI BELL INC.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 8, 2009
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8519	31-1056105

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

221 East Fourth Street
Cincinnati, Ohio	45202

(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (513) 397-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Modification of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Exhibit Index
EX-99.1

Form 8-K	Cincinnati Bell Inc.
Section 1 — Registrant’s Business and Operations
Item 1.01 Modification of a Material Definitive Agreement
          On June 8, 2009, Cincinnati Bell Inc. (the “Company”), its wholly-owned receivables subsidiary Cincinnati Bell Funding LLC (“CB Funding”), the various Purchasers and Purchaser Agents and PNC Bank, National Association as Administrator entered into the Fourth Amendment to Receivables Purchase Agreement dated as of June 8, 2009 (the “Fourth Amendment”). The Fourth Amendment amends the Company’s Receivables Purchase Agreement originally entered into on March 23, 2007, and subsequently amended, (as amended, the “Agreement”) by amending the definition of Receivables as well as the calculation of certain reserves and performance ratios.
          A copy of the Fourth Amendment is attached to this Current Report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Fourth Amendment to Receivables Purchase Agreement dated as of June 8, 2009, to the Receivables Purchase Agreement, dated as of March 23, 2007, among Cincinnati Bell Funding LLC, as Seller, Cincinnati Bell Inc., as Servicer, the Purchasers and Purchaser Agents identified therein, and PNC Bank, National Association, as Administrator for each Purchaser Group.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel & Secretary

Date: June 11, 2009

Exhibit Index

Exhibit
No.	Exhibit

99.1	Fourth Amendment to Receivables Purchase Agreement dated as of June 8, 2009, to the Receivables Purchase Agreement, dated as of March 23, 2007, among Cincinnati Bell Funding LLC, as Seller, Cincinnati Bell Inc., as Servicer, the Purchasers and Purchaser Agents identified therein, and PNC Bank, National Association, as Administrator for each Purchaser Group.